Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Manager, Public Relations
(714) 885-3697	(714) 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com
EMULEX ANNOUNCES PRELIMINARY
FOURTH FISCAL QUARTER 2009 RESULTS
COSTA MESA, Calif., July 9, 2009 - Emulex Corporation (NYSE:ELX), today announced preliminary results for its fourth fiscal quarter ended June 28, 2009.
Preliminary Fourth Quarter Financial Highlights
•	Total net revenues of $78-$79 million at the high end of guidance of $73 — $80 million.

•	Non-GAAP diluted earnings per share is expected to be at the high end of guidance of $0.01 — $0.05.

•
Expected GAAP diluted earnings per share is not available and cannot be provided without undue effort as various year-end analyses are still in process. However, we believe we will generate a loss for the fourth fiscal quarter, as a result of charges related to amortization of intangibles, stock-based compensation, severance and associated costs, and costs associated with the tender offer by Broadcom including related litigation, all of which are excluded in the calculation of non-GAAP fully diluted earnings per share.

Business Highlights
•	Awarded two new OEM design wins for 10Gb/s Ethernet OneConnect™ CNAs expanding the total to 14 platforms.

•	Emulex captured two new OEM design wins for its LightPulse® Fibre Channel HBAs.
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Emulex Announces Preliminary Fourth Fiscal Quarter 2009 Results
July 9, 2009

President and CEO Jim McCluney commented, “I’m very pleased with the team’s focus and execution during the quarter, coming in at the high end of our guidance. In addition to strong near term operational performance we expanded our design wins for both our core Fibre Channel HBAs and our CNAs further reinforcing the strength of the Company’s future prospects.”
Emulex expects to announce its final fourth quarter and year-end 2009 financial and operating results on August 6, 2009 and will provide additional information and commentary during its regularly scheduled quarterly conference call after the market closes on that date.
About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

Note Regarding Non-GAAP Financial Information. The Company has included expected non-GAAP diluted earnings per share in this press release. The corresponding expected GAAP financial measures are not currently available and cannot be determined without undue effort as the Company is in the process of completing various year-end analyses. As a general matter, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Emulex Announces Preliminary Fourth Fiscal Quarter 2009 Results
July 9, 2009

These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that enable investors to obtain a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) costs associated with the tender offer by Broadcom including related litigation. In addition, non-GAAP diluted earnings per share reflect an estimated income tax expense based on the same forecasted tax rate used in our previous guidance. The estimated income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, excluding the effects of the above listed items. The Company believes that presentation of measures of diluted earnings per share that exclude these items is useful to management and investors for the reasons described above.
The Company believes disclosure of non-GAAP diluted earnings per share has economic substance because the excluded expenses are either infrequent in nature, do not constitute part of the Company’s core business, are unlikely to be recurring and are variable in nature, and/or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company believes that the exclusion of severance and associated costs as well as costs associated with the tender offer by Broadcom including related litigation are non-recurring or infrequent in nature and, as a result, do not accurately reflect the cost of operating the Company’s core business. With respect to the exclusion of amortization expenses, at the time of an acquisition, the intangible assets of the acquired company are recorded at fair value and amortized over their estimated useful lives. The Company believes that such intangibles do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, the intangibles will not be replaced with cash

Emulex Announces Preliminary Fourth Fiscal Quarter 2009 Results
July 9, 2009

costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of diluted earnings per share that excludes the impact of stock-based compensation expense assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP diluted earnings per share is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s diluted earnings per share in comparison to both prior periods as well as to its competitors.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those describing the Company’s expected GAAP and non-GAAP financial results for the quarter ended June 28, 2009, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors, including changes resulting from completion of year-end audit procedures and related analyses, could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for our customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect the Company’s revenues and results of operations. Furthermore, Broadcom Corporation’s (Broadcom) unsolicited proposal to acquire all of the Company’s outstanding common shares and any related litigation has created additional uncertainty which may have an adverse effect on the Company’s operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the

Emulex Announces Preliminary Fourth Fiscal Quarter 2009 Results
July 9, 2009

following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; impairment charges, including but not limited to goodwill and intangible assets; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; changes in tax rates or legislation; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

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